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Exhibit 10.4

DAVCO RESTAURANTS INC.

FORM OF

LONG-TERM INCENTIVE PLAN

Purpose of Long-Term Incentive Plan

        The purpose of the DavCo Restaurants Inc. Long-Term Incentive Plan (the "Plan") is to enable DavCo Restaurants Inc. (the "Corporation") to strengthen the mutuality of interests between executive officers and certain eligible senior management employees of the Corporation and its Subsidiaries eligible to participate in the Plan and the Corporation's Unitholders (as defined below), by providing long-term performance-based compensation incentives.

1.
Defined Terms

1.1
In this Plan, the following terms have the following meanings:

          "Account" has the meaning given to such term in Section 4.1.

          "Account Balance" has the meaning given to such term in Section 4.1.

          "Actual Distribution Per Unit" means, for the applicable Fiscal Year, the quotient of (x) the Aggregate Distribution Amount in respect of such Fiscal Year, divided by (y) the average number of Units outstanding in such Fiscal Year (calculated by adding the number of Units issued and outstanding at the end of each calendar quarter ending in such Fiscal Year and dividing such sum by the number of calendar quarters ending in such Fiscal Year).

          "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, controls or is controlled by or is under common control with such Person.

          "Aggregate Distribution Amount" in respect of any given Fiscal Year means the aggregate amount of the Distributions.

          "AMEX" means the American Stock Exchange, or any other principal U.S. exchange or market upon which the Units are listed or posted for trading.

          "Annual Allocation Amount" has the meaning given to such term in Section 4.1.

          "Applicable Laws" means all applicable provisions of law, domestic or foreign, including, without limitation, the United States Securities Act of 1933, as amended (the "Securities Act") and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), together with all regulations, rules, policy statements, rulings, notices, orders or other instruments promulgated thereunder and Stock Exchange Rules.

          "Base Distribution Per Unit" means the Base Distribution Per Unit in respect of each Fiscal Year as set by the Committee.

          "Beneficiary" means any person designated by a Participant by written instrument filed with the Corporation to receive any amount, securities or property payable under the Plan in the event of a Participant's death or, failing any such effective designation, the Participant's estate as provided in Section 5.3.

          "Board" means the board of directors of the Corporation or any committee thereof designated by the full board of directors of the Corporation, in each case as constituted from time to time.

          "Cause" means (i) if the applicable Participant is party to an effective employment agreement with the Corporation or any of its Subsidiaries, "Cause" shall have the same meaning as such term is defined therein; (ii) if the applicable Participant is not a party to an effective employment agreement but is a party to an effective equity award agreement pursuant to any stock incentive plan of the Corporation, "Cause" shall have the same meaning as such term is defined therein; and (iii) if the applicable Participant is not a party to any such effective agreements, "Cause" shall be defined in the good faith determination of the Committee, and shall include notice to the Participant of such determination and an opportunity for the Participant to cure such event (if the Committee determines such event is reasonably curable).

          "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

          "Committee" means the compensation committee of the Board, as such committee is from time to time constituted and which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder, which may be deemed to be any subcommittee of the Committee, to which the Committee has delegated its duties and authority under this Plan, consisting solely of at least two "outside directors," as defined under Section 162(m) of the Code and the regulations promulgated thereunder.

          "Corporation" means DavCo Restaurants Inc. and its successors.

          "Distributions" means all distributions of cash (including interest and dividends), securities and other property made in respect of outstanding Units made to Unitholders of the Corporation, pursuant to the terms of the Prospectus and other Offering documents.

          "Effective Date" means the day prior to the closing date of the Offering.

          "Eligible Person" means a director, an executive officer or other senior management employee of the Corporation or one of its Subsidiaries as the Committee may determine.

          "Excess" for a given Fiscal Year means the amount determined when the Excess Per Unit for such Fiscal Year is multiplied by the average number of Units issued and outstanding during such Fiscal Year (calculated by adding the number of Units issued and outstanding at the end of each calendar quarter ending in such Fiscal Year and dividing such sum by the number of calendar quarters ending in such Fiscal Year).

          "Excess Per Unit" in a Fiscal Year means the amount by which the Actual Distribution Per Unit in that Fiscal Year exceeds the Base Distribution Per Unit in respect of such Fiscal Year.

          "Fiscal Year" means any fiscal year of the Corporation and its Subsidiaries, as in existence from time to time and reported in the Corporation's annual reports filed with the AMEX.

          "Initial Performance Period" means the period beginning on    •    , 2004 and ending on the last day of the Fiscal Year 2005.

          "Offering" means the initial public offering of the Units as described in the Prospectus.

          "Participant" means an Eligible Person to whom a Right has been granted by the Committee.

          "Performance Period" means any period during which a Participant may become vested in his or her Rights, as may be established by the Committee.

          "Performance Targets" means the Base Distribution Per Unit as may be established by the Committee for any given Performance Period not later than 90 days after the commencement of any such Performance Period.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          "Plan" means this DavCo Restaurants Inc. Long-Term Incentive Plan, as an "employee benefit plan" (within the meaning of the Exchange Act), as amended from time to time.

          "Prescribed Portion" means, for the Fiscal Year 2005 and beyond, 20% of the Excess; or such other percentage or percentages of the Excess as the Committee may establish for that Fiscal Year.

          "Prospectus" means the final Prospectus filed as part of the Corporation's Form S-1 Registration Statement under the Securities Act providing for the Offering, and includes any amendments thereof.

          "Right" means the right of a Participant to vest in and otherwise receive payment of all Annual Allocation Amounts credited to his or her Account upon the Corporation's achievement of the established Performance Targets in respect of the applicable Performance Period, subject to and in accordance with the terms and conditions of the Plan.

          "Stock Exchange Rules" means the applicable rules of the AMEX, or any other principal stock exchange or market upon which the Units listed or posted for trading.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

          "SunTrust" means SunTrust Bank, in its capacity as depositary of Units pursuant to the Prospectus, and any successor thererto.

          "Units" means the Enhanced Income Securities ("EISs") offered to the public pursuant to the Prospectus (or such other securities as the EISs may convert into or be exchanged for).

          "Unitholders" means any Person holding outstanding Units, other than the Participants, at any given time.

          "Unit Value" means, per Unit, on the last day of the applicable Performance Period in respect of which Account Balances are to be paid to a Participant (or, if the Account Balances are payable upon a termination of employment, on the Participant's termination date), (i) the closing trading price of the Units as reported on the AMEX on such day or (ii) if the closing trading price is not available for the Units on such date, then the next preceding practicable date for which such closing trading price is available.

2.
Administration of the Plan

        2.1   The Committee shall administer the Plan in accordance with its provisions. The Committee may, from time to time, establish administrative rules and regulations and prescribe forms or documents relating to the operation of the Plan as it may deem necessary to implement or further the purpose of the Plan and amend or repeal such rules and regulations or forms or documents.

        2.2   The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee and no officer of the Corporation shall be liable for anything done or omitted to be done by him or her, by any other member of the Committee or by any officer of the Corporation in connection with the performance of duties under the Plan.

3.
Grant and Vesting of Rights by the Corporation

        3.1   From time to time, the Committee may grant Rights to a Participant in accordance with the Plan. In granting such Rights, the Committee shall have the power to determine:

    (a)
    the Eligible Persons who will be a Participant;

    (b)
    subject to Section 3.2, the Rights of each Participant;

    (c)
    the Base Distribution Per Unit;

    (d)
    subject to Section 3.4, the Performance Period; and

    (e)
    such other terms or conditions that the Committee may, in its sole discretion, determine Participants must satisfy in order to receive payment of their Annual Allocated Amounts or any other amounts under the Plan.

        3.2   In making its determinations pursuant to Section 3.1(a), the Committee may take into account the Participant's level of responsibility, rate of compensation, individual performance and contribution, and such other criteria as it deems appropriate in assessing the value of the Participant's service. Notwithstanding the foregoing, the maximum amount (in cash or Unit Value payable in Units) that any one Participant is entitled to receive in any three-year period may not exceed $1,000,000 (USD).

        3.3   The Committee is not obligated to grant any Rights to any specific individual, to grant any Rights at all, or to continue granting Rights to any Eligible Person once such grants have commenced. Neither the designation of an individual as a Participant nor the grant of any Rights to any Participant entitles any Participant to the grant, or any additional grants, as the case may be, of any Rights under the Plan.

        3.4   Subject to the provisions of Section 7, Rights granted to Participants in respect of the Initial Performance Period shall vest on the last day of the Initial Performance Period.

        3.5   No certificates shall be issued with respect to any Rights granted hereunder.

4.
Accounts

        4.1    Creation and Crediting of Accounts.    The Corporation shall establish and maintain a separate notional account for each Participant (each, an "Account") to which the percentage, if any, of the Prescribed Portion that the Participant is allocated by the Committee in respect of any given Fiscal Year during an applicable Performance Period, upon the achievement of applicable Performance Targets (the "Annual Allocation Amounts") are to be credited. The Corporation shall credit all Annual Allocation Amounts, if any, to each Participant's Account, by no later than the last day of the first fiscal quarter following the end of the applicable Fiscal Year in respect of which the Annual Allocation Amounts are determined. All Annual Allocation Amounts credited to a Participant's account, collectively, are hereinafter referred to as the "Account Balance."

        4.2    Payment of Accounts; Form of Payment.    At the end of each Performance Period, the Committee shall certify in writing the achievement of applicable Performance Targets and the Excess Per Unit amount. After such certification, unless otherwise agreed in writing, the Corporation shall make payment to each Participant of his or her Account Balance, which payment shall be paid in no event later than the last day of the first fiscal quarter following the end of the applicable Performance Period; provided, however, that in the event that a Participant's Account Balance is to be paid pursuant to the provisions of Section 7, such payment shall be required to be made no later than thirty (30) business days after the date the Participant ceases to be an Eligible Person. Account Balances will be paid in the form of Units (including Units purchased by the Corporation in the open market) and/or cash and/or other securities of the Corporation, in the discretion of the Committee; provided, however, that if the Account Balances are paid in the form of Units, the number of Units that will be paid out to the Participant will be equal to the quotient of (x) the Participant's Account Balance divided by (y) the Unit Value on the last day of the applicable Performance Period (or, if the Account Balance is being paid pursuant to Section 7, the Unit Value on the date the Participant ceases to be an Eligible Person).

5.
Operation of the Plan

        5.1   As a condition of participating in the Plan, each Participant agrees to comply with all such Applicable Laws and agrees to furnish to the Corporation all information and undertakings as may be required to permit compliance with such Applicable Laws.

        5.2   In the event that a Participant's Account Balance is to be paid in Units, the Corporation shall immediately transfer such Units to such Participant through the book-entry system maintained by SunTrust. Payment (whether in cash or other property) of the Participant's Account Balance shall be immediately transferred by the Corporation to the Participant or as the Participant otherwise direct.

        5.3   Each Participant agrees to notify in writing the Corporation, as soon as practicable after receipt of notification of such Participant's participation in this Plan, of the name of the Participant's nominee or Beneficiary, as applicable to which the Account Balance is to be transferred, and any other account details necessary to effect the transfer. The Participant shall promptly notify the Corporation in writing of any changes to the Participant's nominee and/or Beneficiary.

        5.4   The Corporation may withhold from the payment of each Participant's Account Balance all taxes and other assessments, if any, required by Applicable Law to be withheld or paid.

6.
Fundamental Changes and Adjustments

        6.1   If (a) the Corporation merges into any other entity and more than 50% of its voting power is acquired by a Person or group of Persons acting in concert (other than to an Affiliate of the Corporation); (b) the Corporation shall sell the whole or substantially the whole of its assets or business for cash or securities of another corporation or entity (other than to an Affiliate of the Corporation); or (c) upon any other form of business combination involving the Corporation wherein more than 50% of the voting power of the Corporation is acquired by a Person or group of Persons acting in concert (other than to an affiliate of the Corporation): then (i) the then current Fiscal Year shall be deemed to end on the last day of the quarter prior to the effective date of the merger, business combination or sale; (ii) the Base Distribution Per Unit and Actual Distribution Per Unit shall be pro rated for the number of quarters in such shortened Fiscal Year; and (iii) the Committee shall determine whether there is any Excess, and, if so, the Participants shall vest, immediately prior to the effective date of such merger, business combination or sale, in any unvested Account Balances.

        6.2   To the extent applicable (in connection with Section 6.1 or otherwise), the Committee shall give effect to adjustments in the number of Units if any, payable hereunder resulting from subdivisions, consolidations or reclassifications of the Units, or other relevant changes, to the Units or capital structure of the Corporation. The appropriate adjustment in any particular circumstance shall be conclusively determined by the Committee in its sole discretion, subject to acceptance by the AMEX, if applicable. If any such adjustment would entitle a Participant to a fractional Unit, the Participant will have the right to acquire only an adjusted number of full Units, rounded downward to the next whole Unit, and no payment or other adjustment will be made with respect to the disregarded fractional Units.

7.
Termination of Employment

        7.1   If a Participant ceases to be an Eligible Person as a result of (i) the resignation of such Participant or (ii) the termination of such Participant with Cause by the Corporation or its Subsidiaries, then in each case all outstanding Rights held by such Participant shall immediately expire.

        7.2   If a Participant ceases to be an Eligible Person as a result of the death or disability (as defined in the Corporation's long-term disability plan as in effect from time to time) of such Participant, then such Participant shall immediately vest in his or her Account, and the Corporation shall pay the Participant's Account Balances to the Participant (or, in the event termination was as a result of death, to the Participant's Beneficiary) in accordance with Section 4.2.

        7.3   If a Participant ceases to be an Eligible Person as a result of the termination without Cause (other than due to disability) by the Corporation or its Subsidiaries, then such Participant shall immediately vest in a pro-rata portion of the Participant's Account, and the Corporation shall pay such pro-rata amount of the Participant's Account Balance to the Participant in accordance with Section 4.2. For purposes of this Section 7.3, the pro-rata portion of the Participant's Account shall be determined by multiplying the Participant's Account Balance by a fraction, the numerator of which shall be the number of days during the applicable Performance Period that the Participant was employed by the Corporation (or its Subsidiary) and the denominator of which shall be the number of days in the applicable Performance Period.

        7.4   The Corporation may enter in agreements with Participants to provide rights upon a termination of employment that differ from the provisions set forth in Sections 7.1, 7.2 and/or 7.3.

8.
Amendment or Termination of Plan

        8.1   Subject to Section 8.2, the Committee may amend, suspend or discontinue the Plan at any time, subject to the receipt of any required regulatory approvals and, where required by Applicable Law (whether pursuant to Stock Exchange Rules or in order to cause the Account Balances payable under this Plan to be fully deductible by the Corporation and its Subsidiaries pursuant to Section 162(m) of the Code), subject to approval by the equityholders of the Corporation.

        8.2   No amendment, suspension or discontinuance of the Plan may contravene the requirements of any Applicable Laws to which the Plan or the Corporation is now or may hereafter be subject.

9.
Rights of Participants

        9.1   Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Corporation and any Participant. To the extent that any Participant acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation, and the holder of a Right in respect of an unvested Account shall not have any rights to any claim thereon until such holder is vested in his or her Account.

        9.2   The interest of any Participant under the Plan or in any Right shall not be transferable or alienable by him or her either by pledge, assignment or in any other manner, and after his or her lifetime shall enure to the benefit of and be binding upon the Participant's Beneficiary.

        9.3   The transfer of a Participant's employment from (a) the Corporation to an Affiliate or the Corporation, (b) an Affiliate of the Corporation to the Corporation, or (c) an Affiliate of the Corporation to another Affiliate of the Corporation, in any such case shall not be considered a termination of employment for the purposes of the Plan, nor shall it be considered a termination of employment if a Participant is placed on such other leave of absence which is considered by the Committee as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the later of the date when the leave equals ninety days or the date when a Participant's right to re-employment shall no longer be guaranteed by contract, if applicable, except that in the event active employment is not renewed at the end of the leave of absence, the employment relationship shall be deemed to have ceased at the beginning of the leave of absence.

10.
Miscellaneous

        10.1 There shall be available for issuance under the Plan a total of    •    Units, subject to any adjustments which may be made pursuant to Section 6.2 hereof. Units used for purposes of the Plan may be either authorized and unissued Units, or previously issued Units held in the treasury of the Corporation, or both. Units covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

        10.2 The establishment of the Plan shall be subject to approval by a majority of the votes cast thereon by the stockholders of the Corporation at the first meeting of stockholders following the Offering duly called and held for such purpose or by a method and in a degree that would be treated as adequate under the applicable law of the Corporation's state of incorporation, and no payments shall be made hereunder prior to such approval.

        10.3 Any payment, notice, statement, certificate or other instrument required or permitted to be given to a Participant or any person claiming or deriving any rights through him or her shall be given by:

    (a)
    delivering it personally to the Participant or the person claiming or deriving rights through him or her, as the case may be; or

    (b)
    mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the address, which is maintained for the Participant in the records of the Corporation.

        10.4 Any notice, statement, certificate or instrument required or permitted to be given to the Corporation shall be given by mailing it, postage prepaid (provided that the postal service is then in operation) or delivering it to the Corporation at the following address:

    DavCo Restaurants Inc.
    1657 Crofton Boulevard
    Crofton, Maryland 21114
    Attention: General Counsel

    or to such other person or in such other manner as is notified to a Participant.

        10.5 Any payment, notice, statement, certificate or instrument referred to in Section 10.1 or 10.2, if delivered, shall be deemed to have been given or delivered, on the date on which it was delivered or, if mailed (provided that the postal service is then in operation), shall be deemed to have been given or delivered on the second business day following the date on which it was mailed.

        10.6 No member of the Board (including any member of the Board in his or her capacity as a member of the Committee) shall be liable for any action or determination made in good faith in connection with the Plan and all members of the Board shall be entitled to indemnification and reimbursement from the Corporation in respect of any claim relating thereto.

        10.7 If any provision of this Plan is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part, if any, of such provision and all other provisions hereof shall continue in full force and effect.

        10.8 The holding of a Right does not affect the right of the Corporation or any Subsidiary thereof to terminate, at any time, the employment of, or their relationship with, the Participant. Neither any period of notice, nor any payment in lieu thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

        10.9 This Plan shall be construed and interpreted in accordance with the laws of the State of Delaware.

11.
Effective Date of Plan and Term of Plan

        11.1 The Plan shall take effect on the Effective Date, subject to approval of this Plan by the Corporation's shareholders.

        11.2 The Plan shall expire, unless earlier terminated pursuant to Section 8, on the fifth anniversary of the Effective Date.

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Exhibit 10.4